UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2013

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 VONAGE HOLDINGS CORP.
(Exact Name of Registrant as Specified in Charter)

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Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street, Holmdel, NJ	07733
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (732) 528-2600

(Former Name or Former Address, if Changed Since Last Report)
____________________________
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
(a)    On May 10, 2013, Vonage Holdings Corp., through its wholly-owned subsidiary Vonage America Inc. (the “Company”), entered into a Route Management Services Addendum, (the “Addendum”), with Tata Communications (America) Inc. (“Tata”), the terms of which will become effective as of July 1, 2013. The Addendum is attached to and made a part of that certain ITXC.NET SERVICES AGREEMENT by and between Tata and Vonage Network LLC, dated May 9, 2003, as previously amended (the “Agreement”).
Under the Addendum, Tata will provide international call termination services to the Company for portions of the Company's voice traffic destined to India, Canada and rest of world. The Addendum provides for a five (5) year term, with a mutual right to terminate the Addendum after three (3) years, unless earlier terminated in accordance with the terms of the Agreement. The Addendum also provides for detailed terms governing termination rates per destination, discounts and traffic commitments.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date: May 15, 2013	By:	/s/ Kurt M. Rogers
Kurt M. Rogers Chief Legal Officer

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